Exhibit 10.50

FIFTH AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT

This Fifth Amendment to Credit Card Program Agreement (“Fifth Amendment”) is made effective as of the 13th day of March, 2007, by and among The Neiman Marcus Group, Inc. (“NMG”), Bergdorf Goodman, Inc. (“BG, and together with NMG, the “NMG Companies”), HSBC Bank Nevada, N.A., a national credit card bank (“Bank”), and HSBC Private Label Corporation, a Delaware corporation formerly known as Household Corporation (“Primary Servicer”) to that certain Credit Card Program Agreement (“Agreement”) executed as of June 8, 2005 and amended by the First Amendment to Credit Card Program Agreement executed as of April 30, 2006 (“First Amendment”), and the Second Amendment to Credit Card Program Agreement executed as of June 28, 2006 (“Second Amendment”) and the Third Amendment to Credit Card Program Agreement executed as of August 1, 2006, and the Fourth Amendment to Credit Card Program Agreement executed as of March 13, 2007, by and between the parties hereto.  In consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties acknowledge and agree as follows:

1.                                       Additional Chargeback Rights.  Section 8.5 of the Agreement is amended to read as follows:

8.5                                 Bank’s Right to Charge Back.  Bank shall have the right to charge back to NMG the amount of any Cardholder Indebtedness, including Cardholder Indebtedness incurred prior to the Effective Date with respect to Purchased Accounts, relating to NMG Charge Transaction Data if with respect to the related NMG Transaction:

(a)                                  The Cardholder refuses to pay the charge based on a dispute regarding the quality or delivery of NMG Goods and Services representing a valid defense to payment consistent with Applicable Law, provided that any such refusal constitutes a bona fide claim presented by the Cardholder in good faith n the reasonable opinion of NMG, after consultation with Bank;

(b)                                 The Cardholder refuses to pay the charge based on claim of unauthorized use of the NMG Credit Card at a Retail Merchant; provided that any such refusal constitutes a bona fide claim presented by the Cardholder in good faith in the reasonable opinion of NMG, after consultation with Bank;

(c)                                  The charge was for a bona fide sale or delivery of NMG Goods and Services by or through a NMG Channel;

(d)                                 The sales slip is a duplicate of a charge slip previously paid;

(e)                                  The price of NMG Goods and Services shown on the charge slip differs from the amount shown on the Cardholder’s copy of the sales slip;

(f)                                    The charge or Account arose from fraud of any employee or agent in a Retail Merchant;

(g)                                 NMG fails to provide Bank with a copy of the applicable sales slip;

(h)                                 NMG fails to provide Bank with a properly signed sales slip;

(i)                                     NMG fails to provide Bank with a copy of the applicable delivery invoice;

(j)                                     NMG fails to obtain proper identification from the Cardholder at the time of the Application;

(k)                                  NMG ships merchandise to a Cardholder at a previously unused address;

(l)                                     The charge or Account arose from fraud of any employee or agent in a NMG call center;

(m)                               The charge or Account arose from the unauthorized removal of information from an NMG store or owned facility.

(n)                                 The charge or Account arose from the unauthorized removal of information from an NMG computer systems; or

(o)                                 NMG ships merchandise to a Cardholder after receiving the Cardholder’s request to cease such shipment.

2.                                       Administrative Provisions.  When construing the provisions of the Agreement and this Fifth Amendment:

A.                                   To the extent the provisions of this Fifth Amendment are consistent with the Agreement, this Fifth Amendment shall govern.

B.                                     This Fifth Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

C.                                     All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

D.                                    Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Fourth Amendment to be duly executed as of the date first above written.

THE NEIMAN MARCUS GROUP, INC.		HSBC BANK NEVADA, N.A.

By:	/s/ William S. Hough	By:	/s/ Brian D. Hughes
	Title: VP Credit Services		Title: Executive Vice President

THE NEIMAN MARCUS GROUP, INC.		HSBC PRIVATE LABEL CORPORATION

By:	/s/ William S. Hough	By:	/s/ Brian D. Hughes
	Title: VP Credit Services		Title: Managing Director